UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 22, 2006
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS		75201

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 22, 2006, C. Roland Haden informed Crosstex Energy, Inc. (the “Registrant”) that he will resign from the Registrant’s Board of Directors, effective as of the expiration of his term as a Class II director on May 8, 2006 (the date of the annual meeting of the Registrant’s stockholders (the “Annual Meeting”)), and will not stand for re-election as a Class II director at the Annual Meeting. Mr. Haden is departing from the Registrant’s Board of Directors to pursue other personal and professional opportunities and his resignation is not due to any disagreements with the Registrant.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 23, 2006, the Board of Directors of the Registrant approved an amendment and restatement of the Registrant’s Second Amended and Restated Bylaws (as amended and restated, the “Third Amended and Restated Bylaws”).
     The Third Amended and Restated Bylaws modified a number of provisions of the Registrant’s prior bylaws relating to the Board of Directors, including Article III, Section 1 (Number, Election and Term of Office), Section 2 (Vacancies), Section 3 (Quorum and Manner of Acting), Section 6 (Committees), Section 7 (Compensation) and Section 9 (Removal). These provisions were modified to clarify, among other things, certain matters relating to the classification of the Registrant’s Board of Directors (as authorized in the Registrant’s Certificate of Incorporation) and the filling of director vacancies. The amendments also provide that the Board may designate a committee that may consist of one or more directors, while the prior bylaws contemplated that Board committees would consist of two or more directors. In addition, these amendments clarified that the Board may fix the compensation of directors and specifies the circumstances under which a director may be removed from office.
     The Third Amended and Restated Bylaws also modified Article II, Section 2 (Special Meetings) to clarify that special meetings of stockholders may be called only by a majority of the entire Board of Directors. Article V, Section 6 (Chairman of the Board) was amended to correct a typographical error to clarify that the Chairman of the Board may sign and execute certain instruments as authorized by the Board of Directors. The prior bylaws referenced the President in this provision. In addition, the Third Amended and Restated Bylaws made minor changes to the language in Article IV, Sections 1 and 2.
     Finally, the Third Amended and Restated Bylaws added several provisions in Article VII (Stock and Stock Certificates), Sections 1, 2 and 3, relating to stock certificates, lost, stolen or destroyed stock certificates and registered stockholders, and Article VIII (General Provisions), Sections 3, 4 and 5, relating to fixing the record date for meetings of stockholders, the declaration of dividends and voting of stock owned by the Registrant. The provisions are designed, among other things, to clarify processes relating to stockholder meetings, stock ownership, the declaration of dividends and related matters.

     The descriptions of the changes to, and new provisions of, the Third Amended and Restated Bylaws contained in this Current Report are qualified in their entirety by reference to the full text of the Third Amended and Restated Bylaws of the Registrant, a copy of which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference. The prior bylaws are filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 3, 2005.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Third Amended and Restated Bylaws of Crosstex Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: March 28, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Third Amended and Restated Bylaws of Crosstex Energy, Inc.

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